Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Bowne and Co., Inc.:
      We consent to the incorporation by reference in the registration statements (Nos. 333-102046, 333-64836, 333-79409, 333-81639, 2-96887, 33-48831, 33-35810 and 333-57045) on Forms S-8 and in the registration statements (Nos. 333-109810, 333-25861, 333-25849, and 333-18629) filed on Forms S-3 of Bowne & Co., Inc. of our report dated March 16, 2005, with respect to the consolidated balance sheets of Bowne & Co., Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2004, which reports appears in the December 31, 2004 annual report on Form 10-K of Bowne & Co., Inc.
      As discussed in Note 2, the consolidated financial statements as of December 31, 2003 and for each of the years ended December 31, 2003 and 2002 have been restated.
/s/     KPMG LLP
New York, New York
March 16, 2005